                                 EXHIBIT 10.4

 SALARY CONTINUATION AGREEMENT BETWEEN FIRST FEDERAL BANK OF IDAHO F.S.B. AND
                               CLYDE E. CONKLIN

                        FIRST FEDERAL BANK OF IDAHO, FSB
                         SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT is made this 2nd day of March, 1995, by and between FIRST FEDERAL BANK OF IDAHO, FSB, (the "Company"), and CLYDE E. CONKLIN, (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Executive and the Company agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.1.1 "CHANGE IN CONTROL" means the conversion of Company to a public stock company, followed by the acquisition by a single person or entity of more than fifty percent (50%) of the outstanding stock of the Company.

          1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

          1.1.3 "DISABILITY" means, if the Executive is covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgement of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit such physical or mental evaluation and tests as the Company's Board of Directors deems appropriate.

          1.1.4 "NORMAL RETIREMENT DATE" means the Executive attaining age sixty (60) years.

          1.1.5 "PLAN MONTH" means the period from the effective date to the close of business on the day preceding that date in the following month with subsequent Plan Months being measured in like manner.

          1.1.6 "PLAN YEAR" means a twelve- (12-) month period beginning on the effective date of this agreement specified in Section 8.2 or the anniversary of that effective date, as the case may be, and ending at the close of business on the next anniversary of such effective date.

          1.1.7 "TERMINATION OF EMPLOYMENT" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

          1.1.8 "PLAN YEARS OF SERVICE" means the total number of Plan Years after the effective date of this agreement during which the Executive is employed on a full-time basis by the Company, inclusive of any approved leaves of absence.

          1.1.9 "VESTING PERCENTAGE" means, at any time, the percentage under Column B of Schedule A, attached hereto, shown opposite the number of full Plan Years of Service then completed by Executive.

                                   ARTICLE 2

                               LIFETIME BENEFITS

     2.1 NORMAL RETIREMENT BENEFIT. If the Executive terminates employment on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Executive a Monthly Normal Retirement Benefit computed and payable as follows:

          2.1.1 MONTHLY RETIREMENT BENEFIT. The benefit shall be a Monthly Retirement Benefit equal to one-twelfth (1/12th) of the Annual Benefit computed from column "G" of Schedule A attached hereto, multiplied by Executive's then applicable Vesting Percentage determined from Column B of said Schedule A. If Executive's termination occurs less than one (1) Plan Month after the end of a Plan Year, the Annual Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination shall the Annual Benefit used to compute the Executive's Monthly Retirement Benefit. If the Executive's termination occurs more than one (1) Plan Month after the end of a Plan Year, the Annual Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination plus an additional amount computed by multiplying the difference between that Annual Benefit and the Annual Benefit which would have accrued if the Executive would have completed the next full Plan Year of service times a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full Plan Months of Service completed by the Executive after the end of the last full Plan Year of Service, shall be the Annual Benefit used to compute the Executive's Monthly Retirement Benefit.

          2.1.2 PAYMENT OF BENEFIT. The Company shall begin payment of the Monthly Retirement Benefit to the Executive on the first (1st) day of the month following the month in which employment terminates. The Company shall continue to pay the Monthly Retirement Benefit during the Executive's lifetime or until a total of Two Hundred Forty (240) payments have been made, which ever is longer.

     2.2 EARLY RETIREMENT BENEFIT. If the Executive has a least one full Plan Year of Service and terminates employment for reasons other than death before the Normal Retirement Date, the Company shall pay to the Executive a Monthly Early Retirement Benefit computed and payable as follows:

          2.2.1 MONTHLY EARLY RETIREMENT BENEFIT. The benefit shall be a Monthly Early Retirement Benefit equal to one-twelfth (1/12th) of the Annual Benefit computed from column "G" of Schedule A attached hereto, multiplied by Executive's then applicable Vesting Percentage determined from Column B of said Schedule A. If the Executive's termination occurs less than one (1) Plan Month after the end of a Plan Year, the Annual Benefits shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination shall be the Annual Benefit used to compute the Executive's Monthly Early Retirement Benefit. If the Executive's termination occurs more than one (1) Plan Month after the end of a Plan Year, the Annual Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination plus an additional amount computed by multiplying the difference between that Annual Benefit and the Annual Benefit which would have accrued if the Executive would have completed the next full Plan Year of service, times a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full Plan Months of Service completed by the Executive after the end of the last Full Plan Year of Service, shall be the Annual Benefits used to compute Executive's Monthly Early Retirement Benefit.

          2.2.2 PAYMENT OF BENEFIT. The Company shall begin payment of the Monthly Early Retirement Benefit to the Executive on the first (1st) day of the month following the month in which Executive attains his Normal Retirement Date. The Company shall continue to pay the Monthly Early Retirement Benefit during the Executive's lifetime or until a total of Two Hundred Forty (240) payments have been made, which ever is longer.

          2.2.3 IMMEDIATE PAYMENT OF BENEFIT. If the Executive is entitled to receive an Early Retirement Benefit but elects prior to the receipt of any Monthly Early Retirement Benefits to have his Early Retirement Benefit begin on the first day of the month following the month in which his employment terminates, the Monthly Early Retirement Benefit will be computed using the Immediate Annual Benefit under column "E" of Schedule A, rather then the Annual Benefit under column "G" of Schedule A and the first Monthly Early Retirement Benefit shall be paid on the first day of the month after the month in which Executive employment terminates. As a condition to the Executive's right to receive his Early retirement Benefits prior to his Normal Retirement Date, the Company shall require that Executive enter into an written agreement that the Executive will not compete with Company until after he reaches his Normal Retirement Date.

     2.3 DISABILITY BENEFIT. If the Executive terminates employment for Disability before the Normal Retirement Date, the Company shall pay to the Executive a Monthly Disability Benefit computed and payable as follows:

          2.3.1 MONTHLY DISABILITY BENEFIT. The benefits shall be a Monthly Disability Benefit equal to one-twelfth (1/12th) of the Immediate Annual Benefit computed from column "E" of Schedule A attached hereto, multiplied by Executive's then applicable Vesting Percentage determined from Column B of said Schedule A. If Executive's termination occurs less than one (1) Plan Month after the end of a Plan Year, the Immediate Annual Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination shall be the Immediate Annual Benefit used to compute the Executive's Monthly Early Retirement Benefit. If the Executive's termination occurs more than one (1) Plan Month after the end of a Plan Year, the Immediate Annual Benefit shown opposite the number of full Plan Years of Service competed by the Executive prior to his termination plus an additional amount computed by multiplying the difference between that Immediate Annual Benefit and the Immediate Annual Benefit which would have accrued if the Executive would have completed the next full Plan Year of service, times a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full Plan Months of Service, shall be the Annual Benefit used to compute Executive's Monthly Disability Benefit.

          2.3.2 PAYMENT OF BENEFIT. The Company shall begin payment of the Monthly Disability Benefit to the Executive on the first (1st) day of the month following the month in which employment terminates. The Company shall continue to pay the Monthly Disability Benefit until the earlier of
     (a) the Executive's recovery from the Disability, or (b) until a total of Two Hundred Forty (240) payments have been made.

     2.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control and the termination of the Executive's employment within one (1) year thereafter, the Company shall pay to the Executive the Change of Control Benefit in lieu of all other benefits payable under this agreement, which Change of Control Benefit is computed and payable as follows:

          2.4.1 CHANGE OF CONTROL BENEFIT. The benefit shall be a lump-sum amount computed upon the Immediate Lump-Sum Benefit from column "D" of Schedule A attached hereto, multiplied by Executive's then applicable Vesting Percentage determined from Column B of said Schedule A. If Executive's termination occurs less than one (1) Plan Month after the end of a Plan Year, the Immediate Lump-Sum Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination shall the Lump-Sum Benefit used to compute the Change of Control Benefit. If the Executive's termination occurs more than one (1) Plan Month after the end of a Plan Year, the Immediate Lump-Sum Benefit shown opposite the number of full Plan Years of Service completed by the Executive prior to his termination plus an additional amount computed by multiplying the difference between that Immediate Lump-Sum Benefit and the Immediate Lump-Sum Benefit which would have accrued if the Executive would have completed the next full Plan Year of service, times a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full Plan Months of Service completed by the Executive after the end of the last full Plan Year of Service, shall be the Lump-Sum Benefit used to compute the Change of Control Benefit.

          2.4.2 PAYMENT OF BENEFIT. The Company shall pay the Change of Control Benefit to the Executive in a lump sum within sixty (60) days after the Executive's Termination of Employment.

     2.5 COMPUTATION OF BENEFIT BEFORE END OF FIRST PLAN YEAR. In the event an Executive is disabled or terminated because of Change of Control prior to the completion of one Plan Year of Service, the benefit to which Executive will be entitled shall be computed by multiplying the Immediate Annual Benefit which would have accrued if the Executive would have completed the first full Plan Year of Service times, a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full plan months of service completed by the Executive prior to his termination for Disability or Change of Control. For such purposes, the Vesting Percentage shall be determined as if Executive had completed one (1) full Plan Year of Service. If Executive's employment is terminated for any other reasons than Disability, Change of Control or Executive's death before the Executive has competed one (1) full Plan Year of Service, he shall not be entitled to any benefit whatsoever.

                                   ARTICLE 3

                                 DEATH BENEFITS

     3.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1

          3.1.1 MONTHLY DEATH BENEFIT. The benefit shall be a Monthly Death benefit equal to one-twelfth (1/12th) of the last amount shown in

     Column "G" of Schedule A attached hereto, multiplied by Executive's then applicable Vesting Percentage determined from Column B of said Schedule A.

          3.1.2 PAYMENT OF BENEFIT. The Company shall begin payment of the Monthly Death benefit to the Executive's beneficiary on the first (1st) day of the month following the month in which death occurs. The Company shall continue to pay the Monthly Death Benefit until a total of Two Hundred Forty (240) payments have been made.

     3.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts until a total of two hundred forty (240) Monthly Benefit payments have been made by the Company.

                                   ARTICLE 4

                                LUMP-SUM PAYMENT

     If the Company and Executive mutually agree, the benefit payable by reason of Executive's Normal Retirement, Early Retirement, Disability, or Death may be paid in lump sum using the appropriate lump-sum schedule multiplied by Executive's then applicable Vesting Percentage under Column B of Schedule A.

                                   ARTICLE 5

                                 BENEFICIARIES

     5.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designation will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

     5.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to the distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 6

                              GENERAL LIMITATIONS

     Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

     6.1 EXCESS PARACHUTE PAYMENT. To the extent the benefit would be an excess parachute payment under Section 280G of the Code.

     6.2 TERMINATION FOR CAUSE. If the Company terminates the executive's employment for:

          6.2.1  Gross negligence or gross neglect of duties;

          6.2.2 Commission of felony or of gross misdemeanor involving moral turpitude;

          6.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company; or

          6.2.4 While in the Company's employment, accepting additional employment with a competing institution.

     6.3 SUICIDE. No benefits shall be payable if the Executive commits suicide within two (2) years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   ARTICLE 7

                          CLAIMS AND REVIEW PROCEDURES

     7.1 CLAIMS PROCEDURE. The Company shall notify the Executive's beneficiary, in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial; (2) a specific reference to the provisions of the Agreement on which the denial is based; (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed; and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety- (90-) day period.

     7.2 REVIEW PROCEDURE. If the beneficiary is determined by the Company not the be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (6) days after receipt by the Company of the petition, the

Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company, orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty- (60-) day period, stating specifically and the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty- (60-) day period is not sufficient, the decision may be deferred for up to another sixty- (60-) day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                   ARTICLE 8

                           AMENDMENTS AND TERMINATION

     The Company may amend or terminate this Agreement at any time if, pursuant to legislature, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In the event of any such amendment or Termination, the Executive shall be one hundred percent (100%) vested in the portion of the Normal Retirement Benefit accrued to the Executive's benefit under Section 2.1 as of the date of the amendment or termination.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 BINDING EFFECT. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     9.2 EFFECTIVE DATE. This agreement shall be effective and the First Plan Year shall commence on March 1, 1995.

     9.3 NO GUARANTY OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     9.4 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     9.5 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     9.6 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of the State of Idaho, except to the extent pre-empted by the laws of the United States of America.

     9.7 UNFUNDED ARRANGEMENT. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

          IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE                         COMPANY:

                                  FIRST FEDERAL BANK OF IDAHO, FSB

/s/Clyde E. Conklin               By:/s/William S. McVicars
----------------------------         -----------------------------------
                                  Title: President
                                        --------------------------------

                                   SCHEDULE A
                                   ----------

                       MANAGEMENT SUPPLEMENTAL RETIREMENT
                       ----------------------------------
                            SALARY CONTINUATION PLAN
                            ------------------------

          PARTICIPANT:                    C. Conklin
          BEGINNING AGE:                  43
          RETIREMENT AGE:                 60
          LENGTH OF BENEFIT:              Life with 20 Yr. Minimum
          BENEFIT AMOUNT:                 $55,000





                PRE-RETIREMENT BENEFIT ACCRUAL/VESTING SCHEDULE

--------------------------------------------------------------------------------

   A          B          C         D          E         F         G
================================================================================
 END OF               CURRENT  IMMEDIATE  IMMEDIATE  LUMP SUM  ANNUAL
  PLAN     VESTING     YEAR    LUMP SUM    ANNUAL    BENEFIT   BENEFIT
  YEAR    PERCENTAGE  ACCRUAL   BENEFIT    BENEFIT    AGE 60   AGE 60
--------------------------------------------------------------------------------
   1          100      14,496     14,496      1,510    56,211    5,854
--------------------------------------------------------------------------------
   2          100      15,778     30,274      3,153   107,857   11,232
--------------------------------------------------------------------------------
   3          100      17,172     47,447      4,941   155,308   16,174
--------------------------------------------------------------------------------
   4          100      18,690     66,137      6,887   198,906   20,714
--------------------------------------------------------------------------------
   5          100      20,342     86,479      9,006   238,963   24,885
--------------------------------------------------------------------------------
   6          100      22,140    108,620     11,312   275,767   28,718
--------------------------------------------------------------------------------
   7          100      24,097    132,717     13,821   309,582   32,240
--------------------------------------------------------------------------------
   8          100      26,227    158,945     16,552   340,651   35,475
--------------------------------------------------------------------------------
   9          100      28,546    187,490     19,525   369,197   38,448
--------------------------------------------------------------------------------
   10         100      31,069    218,559     22,760   395,424   41,179
--------------------------------------------------------------------------------
   11         100      33,815    252,374     26,282   419,522   43,688
--------------------------------------------------------------------------------
   12         100      36,804    289,178     30,115   441,662   45,994
--------------------------------------------------------------------------------
   13         100      40,057    329,235     34,286   462,004   48,113
--------------------------------------------------------------------------------
   14         100      43,598    372,833     38,826   480,695   50,059
--------------------------------------------------------------------------------
   15         100      47,452    420,285     43,768   497,867   51,847
--------------------------------------------------------------------------------
   16         100      51,646    471,931     49,146   513,645   53,490
--------------------------------------------------------------------------------
   17         100      56,211    528,141     55,000   528,141   55,000
--------------------------------------------------------------------------------